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               Consent of Independent Certified Public Accountants
               ---------------------------------------------------

         We have issued our report dated February 7, 2003 accompanying the financial statements of Lease Equity Appreciation Fund I, L.P. contained in the Registration Statement on Post-Effective Amendment No. 1 to Form S-1 (File No. 333-84730) and the Prospectus, as supplemented, included as a part thereof. We consent to the use of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
October 31, 2003